Exhibit 1.2
                                   $75,000,000

                              7.20% Notes due 2007

                                 Interpool, Inc.


                               PURCHASE AGREEMENT

                                                           July 31, 1997

SMITH BARNEY INC.
388 Greenwich Street
New York, New York  10013

Dear Sirs:

          Interpool, Inc., a Delaware corporation (the "Company"), confirms its agreement with Smith Barney Inc. ("Smith Barney" or the "Initial Purchaser"), with respect to the issue and sale by the Company and the purchase by the Initial Purchaser of $75,000,000 aggregate principal amount of 7.20% Notes due 2007 of the Company (the "Original Securities"). The Original Securities will be issued pursuant to an indenture, to be dated as of August 5, 1997 (the "Indenture"), between the Company and United States Trust Company of New York, as trustee (the "Trustee").

          The Original Securities will be entitled to the registration rights set forth in the Registration Rights Agreement (the "Registration Rights Agreement"), to be executed on and dated as of the Closing Time (as defined in
Section 2(b) hereof). Pursuant to the Registration Rights Agreement, the Company will agree, among other things, to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement (the "Exchange Offer Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act") relating to another series of 7.20% Notes due 2007 of the Company (the "Exchange Securities"), to be offered in exchange for the Original Securities (such offer to exchange being referred to as the "Exchange Offer") and/or (ii) a shelf registration statement pursuant to Rule 415 under the 1933 Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Original Securities. The Company will be obligated to pay certain liquidated damages in respect of the Original Securities if the Company fails to comply with certain provisions of the Registration Rights Agreement concerning the filing and effectiveness of the Shelf Registration Statement.

          The Original Securities and the Exchange Securities are jointly referred to as the "Securities". The Indenture, the Registration Rights Agreement, the DTC Agreement (as hereinafter defined) and this Agreement are hereinafter referred to collectively as the "Operative Documents."

          The Company understands that the Initial Purchaser proposes to make an offering (the "Offering") of the Original Securities on the terms and in the manner set forth herein and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Original Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Original Securities are to be offered and sold through the Initial Purchaser without being registered under the 1933 Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Original Securities, investors that acquire Original Securities may resell or otherwise transfer such Original Securities only if such Original Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act by the Commission).

          It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act, the Original Securities shall bear the following legend:

                  THE NOTES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY "AFFILIATE" OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS
                  NOTE) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THE THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) IN A MINIMUM PRINCIPAL AMOUNT OF $100,000 TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE
                  (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND (ii) PURSUANT TO CLAUSE (E) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE COMPANY A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED JULY 31, 1997. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          The Company has prepared and will deliver to the Initial Purchaser, on the date hereof or the next succeeding day, copies of an offering memorandum dated July 31, 1997 (the "Offering Memorandum") for use by the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Original Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the offering memorandum or any amendment or supplement thereto, including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Original Securities.

          Unless otherwise indicated, all references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

                  SECTION 1.  REPRESENTATIONS AND WARRANTIES.

          The Company represents and warrants to the Initial Purchaser as of the date hereof and as of the Closing Time, and agrees with the Initial Purchaser as follows:

          (a) The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Original Securities in a manner that would require the Original Securities to be registered under the 1933 Act.

          (b) The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of Smith Barney expressly for use in the Offering Memorandum.

          (c) The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied or will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Time, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The accountants who certified the financial statements and supporting schedules included in the Offering Memorandum (by reference or otherwise) are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

          (e) The financial statements of the Company and its consolidated subsidiaries, together with the related schedules and notes, included in the Offering Memorandum (by incorporation, reference or otherwise) present fairly the financial position of the Company and its consolidated subsidiaries, at the dates indicated and the results of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified and have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The summary financial information included in Offering Memorandum presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum (by incorporation, reference or otherwise). The pro forma financial information included in the Offering Memorandum (by incorporation, reference or otherwise) presents fairly the information shown therein, has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial information and has been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (f) Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, and except for normal recurring dividends on the capital stock of the Company, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than any normal dividends payable on the Company's common stock or preferred stock).

          (g) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority under such laws to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

          (h) Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) is identified on Schedule A hereto (each a "Significant Subsidiary" and collectively, the "Significant Subsidiaries") and is duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has full power and authority to own, lease and operate its properties and to conduct business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise; all of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Significant Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any Significant Subsidiary or under any agreement to which the Company or any Significant Subsidiary is a party. The subsidiaries of the Company other than the Significant Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (i) The Company does not have any subsidiaries which are material to its business, except to the extent that one or more of the Significant Subsidiaries may be deemed to be so material.

          (j) (A) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Offering Memorandum, (B) all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and (C) none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

          (k) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Registration Rights Agreement have been duly and validly authorized by the Company, and this Agreement has been, and at the Closing Time the Registration Rights Agreement will have been, duly executed and delivered by the Company and will constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

          (l) The Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

          (m) The Original Securities have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Offering Memorandum, will constitute valid and binding obligations of the Company, and the Exchange Securities have been duly authorized by the Company and, when duly executed by the Company and authenticated in the manner provided for in the Indenture, will constitute valid and binding obligations of the Company, in each case, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law); and the Securities will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (n) The Company is not, and following issuance of the Securities and the consummation of the transactions contemplated hereby (including the use of proceeds of the sale of the Original Securities, as described in the Offering Memorandum under the caption "Use of Proceeds") will not be, an "investment company" or an entity "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

          (o) The Operative Documents and the Securities will conform in all material respects to the summary descriptions thereof contained in the Offering Memorandum.

          (p) None of the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, deed of trust, mortgage, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries may be subject (collectively, "Agreements and Instruments"), except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; the execution and delivery of the Operative Documents by the Company, the issuance and delivery of the Securities, the consummation by the Company of the transactions contemplated in the Operative Documents (including the use of proceeds of the sale of the Original Securities, as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with the terms of the Operative Documents have been duly authorized by all necessary corporate action on the part of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) or result in any violation of the charter or by-laws of the Company or any subsidiary thereof, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any subsidiary thereof is a party or by which it may be bound or to which any of its properties may be subject, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in any violation of the provisions of charter or by-laws of the Company or any of its subsidiaries or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary thereof or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (q) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, other than those that have been made or obtained, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the issuance and sale of the Securities or the consummation of the transactions contemplated by the Operative Documents (except such as may be required in connection with the registration under the 1933 Act of the Exchange Securities in accordance with the Registration Rights Agreement, qualification of the Indenture under the 1939 Act and compliance with the securities or Blue Sky laws of various jurisdictions).

          (r) There is no action, suit, proceeding, inquiry or investigation before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which would be required to be described in the Offering Memorandum (or a document incorporated by reference therein) if the Offering Memorandum were a registration statement on Form S-3 under the 1933 Act (other than as disclosed therein) or which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries considered as one enterprise, or might reasonably be expected to adversely affect the issuance of the Securities or the consummation of the transactions contemplated in the Operative Documents; the aggregate liability or loss, if any, resulting from the final outcome of all pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or which affect any of its properties that are not described in the Offering Memorandum, including ordinary routine litigation incidental to its business, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (s) The Company and each of its subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any subsidiary thereof has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, considered as one enterprise.

          (t) Each of the Company and the Significant Subsidiaries has good and marketable title to all property (real and personal) described in the Offering Memorandum as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as (A) are described in the Offering Memorandum, (B) are liens for taxes not yet due or (C) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries considered as one enterprise; and all of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any subsidiary thereof holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any subsidiary thereof has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary thereof under any of the leases or subleases mentioned above, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises and assets under any such lease or sublease.

          (u) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (v) Neither the Company nor the subsidiaries of the Company nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary of the Company has made any payment of funds of the Company or any such subsidiary or received or retained any funds in violation of any law, rule or regulation, which violation would have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, considered as one enterprise.

          (w) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(e) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

          (x) No holder of any security of the Company has any right to request or demand registration of shares of Common Stock or any other security of the Company because of the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement. Except as described in or contemplated by the Offering Memorandum, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

          (y) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of any of the Securities.

          (z) When the Original Securities are issued and delivered pursuant to this Agreement, such Original Securities will not be of the same class as any security of the Company listed on a national securities exchange registered under Section 6 of the 1934 Act or quoted in a U.S. automated interdealer quotation system.

          (aa) None of the Company or any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Original Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

          (ab) Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6 hereof, except in connection with the filing of a registration statement to effect the Exchange Offer or the filing of the Shelf Registration Statement as contemplated by the Registration Rights Agreement, it is not necessary in connection with the offer, sale and delivery of the Original Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Original Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

          (ac) None of the Company or its subsidiaries does business with the government of Cuba or with any person located in Cuba.

          (ad) Interpool Limited is an "international business company" under the International Business Companies Act, 1991 of Barbados.

          (ae) Except as disclosed in the documents incorporated by reference into the Offering Memorandum, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

          SECTION 2. SALE AND DELIVERY TO INITIAL PURCHASER; CLOSING.

          (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at a purchase price of 98.785% of the principal amount thereof, $75,000,000 aggregate principal amount of Original Securities.

          (b) Payment of the purchase price for, and delivery of certificates for the Original Securities shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP in New York, or at such other place as shall be agreed upon by Smith Barney and the Company, at 9:00 a.m. New York City time on August 5, 1997, or such other time not later than ten business days after such date as shall be agreed upon by Smith Barney and the Company (such time and date of payment and delivery being herein called the "Closing Time").

          Payment for the Original Securities purchased by the Initial Purchaser shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Initial Purchaser of certificates for the Original Securities, if any are to be purchased by them. Certificates for the Original Securities shall be in such denominations and registered in such names as the Initial Purchaser may request in writing at least one business day before the Closing Time. The certificates representing the Original Securities which are not resold to institutional "accredited investors" shall be registered in the name of Cede & Co. pursuant to the representation letters of the Company to The Depository Trust Company ("DTC") relating to the approval of the Securities by DTC for "book entry" transfer (the "DTC Agreement") and shall be made available for examination and packaging by the Initial Purchaser in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

          (c) The Initial Purchaser represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer (as defined in Section 6(a)(i)) and an Institutional Accredited Investor (as defined in Section 6(a)(i)).

          SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with the Initial Purchaser as follows:

          (a) The Company, as promptly as possible, will furnish to the Initial Purchaser, without charge, such number of copies of the Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as the Initial Purchaser may reasonably request.

          (b) The Company will promptly notify the Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Original Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Original Securities by the Initial Purchaser as evidenced by a notice in writing from the Initial Purchaser to the Company, any material change in the condition (financial or other), business, operations, properties, net worth or results of operations of the Company and its subsidiaries considered as one enterprise, or of the happening of any event which makes any statement made in the Offering Memorandum (as then amended or supplemented) untrue in any material respect or which requires the making of any additions to or changes in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein not misleading, or of the necessity to amend or supplement the Offering Memorandum (as then amended or supplemented) to comply with any law. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Initial Purchaser or counsel for the Initial Purchaser, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, or to comply with any law, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading, or will comply with any such law.

          (c) The Company will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchaser (which consent shall not be unreasonably withheld), except that no such consent shall be required in connection with the filing of required reports pursuant to the 1934 Act or 1934 Act Regulations. Neither the consent of the Initial Purchaser, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

          (d) The Company shall use its best efforts, in cooperation with the Initial Purchaser, to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Initial Purchaser may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (e) For the period of three years from the date hereof, the Company will furnish to the Initial Purchaser as soon as available, a copy of each report of the Company mailed to shareholders or filed with any stock exchange or regulatory body.

          (f) The Company shall take all reasonable action necessary to enable Standard & Poor's Rating Services ("S&P") and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Securities.

          (g) The Company will cooperate with the Initial Purchaser and use its reasonable best efforts to permit the Original Securities to be eligible for clearance and settlement through the facilities of DTC.

          (h) The Company will use net proceeds received by it from the sale of the Original Securities in the manner described in the Offering Memorandum under "Use of Proceeds."

          (i) During a period of 180 days from the date of the Offering Memorandum, the Company will not issue, sell, contract to sell, or otherwise dispose of any securities that are substantially similar to the Securities or that are convertible into, exchangeable or exercisable for, or otherwise represent a right to acquire, any such securities, except in the Offering or pursuant to the Exchange Offer or with the prior written consent of Smith Barney.

          (j) The Company agrees to comply with all the terms and conditions of the Registration Rights Agreement and the DTC Agreement.

          SECTION 4. PAYMENT OF EXPENSES.

          (a) EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder: (i) the preparation, printing or reproduction of the Offering Memorandum (including financial statements thereto), and each amendment or supplement to the Offering Memorandum, this Agreement, the other Operative Documents and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, all documents incorporated therein by reference, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Original Securities, including any stamp taxes in connection with the original issuance and sale of the Original Securities and any charges of DTC in connection therewith; (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) rating agency fees, (vi) the qualification of the Securities under the securities or Blue Sky laws of the several states in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements, if any, of counsel for the Initial Purchaser in connection therewith and in connection with the preparation, printing and delivery to the Initial Purchaser of the Blue Sky Survey and any supplement thereto, (vii) the performance by the Company of its obligations under the Registration Rights Agreement and (viii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee.

          (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Initial Purchaser in accordance with the provisions of Section 5 or Section 8(a)(i) hereof, the Company shall reimburse the Initial Purchaser for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchaser.

          SECTION 5. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) ORDER OR DECREE. At the time of execution of this Agreement and at the Closing Time, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the 1933 Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated. No stop order suspending the sale of the Securities in any jurisdiction designated by the Initial Purchaser shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, shall be contemplated.

          (b) MATERIAL ADVERSE EFFECT. Subsequent to the effective date of this Agreement, there shall not have occurred (i) any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or any of its subsidiaries not contemplated by the Offering Memorandum, which in the opinion of the Initial Purchaser, would materially adversely affect the market for the Securities, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Offering Memorandum untrue in any material respect or which, in the opinion of the Company and its counsel or the Initial Purchaser and its counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Offering Memorandum to reflect such event or development would, in the opinion of the Initial Purchaser, materially adversely affect the market for the Securities.

          (c) OPINION OF COUNSEL FOR THE COMPANY. The Initial Purchaser shall have received, at the Closing Time, the favorable opinion of Stroock & Stroock & Lavan LLP, counsel for the Company, dated as of the Closing Time and addressed to the Initial Purchaser, to the effect set forth in Exhibit A hereto, and to such further effect as counsel for the Initial Purchaser may reasonably request.

          (d) OPINION OF GENERAL COUNSEL. The Initial Purchaser shall have received, as of the Closing Time, an opinion of Arthur L. Burns, Esq., General Counsel of the Company, dated as of the Closing Time and addressed to the Initial Purchaser to the effect set forth in Exhibit B hereto, and to such further effect as counsel for the Initial Purchaser may reasonably request.

          (e) OPINION OF SPECIAL BARBADOS COUNSEL FOR INTERPOOL LIMITED. The Initial Purchaser shall have received, as of the Closing Time, an opinion of David King & Co., special Barbados counsel to Interpool Limited, dated as of the Closing Time, and addressed to the Initial Purchaser to the effect set forth in Exhibit C hereto and to such further effect as counsel for the Initial Purchaser may reasonably request.

          (f) OPINION OF COUNSEL FOR INITIAL PURCHASER. The Initial Purchaser shall have received, as of the Closing Time, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchaser, dated as of the Closing Time, in form and substance reasonably satisfactory to the Initial Purchaser. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (g) CERTIFICATES. As of the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchaser shall have received a certificate of the Chairman, any Vice Chairman, the Chief Executive Officer, the President or any Vice President of the Company and of the Chief Financial Officer, the Chief Accounting Officer or the Treasurer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof were true and correct in all material respects when made and are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

          (h) ACCOUNTANT'S COMFORT LETTERS. At the time of the execution of this Agreement, the Initial Purchaser shall have received from Arthur Anderson LLP a letter or letters dated such date, in form and substance reasonably satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" to initial purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

          (i) BRING-DOWN COMFORT LETTERS. As of the Closing Time, the Initial Purchaser shall have received from Arthur Anderson LLP a letter or letters, dated as of the Closing Time, to the effect that Arthur Anderson LLP reaffirms the statements made in its letter or letters furnished pursuant to subsection
(h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

          (j) COMPLIANCE WITH AGREEMENTS. The Company shall not have failed at or prior to the Closing Time to have performed or complied in all material respects with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Time.

          (k) MAINTENANCE OF RATING. As of the Closing Time, the Original Securities shall be rated at least "Ba1" by Moody's and "BB+" by S&P and the Company shall have delivered to the Initial Purchaser a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Initial Purchaser, confirming that the Original Securities have such ratings; and between the date of this Agreement and the Closing Time, there shall not have occurred a downgrading in the rating assigned to the Original Securities or any of the Company's other securities by any nationally recognized statistical rating organization, and no such organization shall have publicly announced that it has under surveillance or review for possible downgrading its rating of any of the Original Securities or any of the Company's other securities.

          (l) ADDITIONAL DOCUMENTS. The Company shall have furnished or caused to be furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser shall have reasonably requested. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser. Any certificate signed by any officer of the Company and delivered to the Initial Purchaser, or to counsel for the Initial Purchaser, shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the statements made therein.

          (m) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchaser by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 7, 8 and 9 shall survive any such termination and remain in full force and effect.

          SECTION 6. SUBSEQUENT OFFERS AND SALES OF THE ORIGINAL SECURITIES.

          (a) OFFER AND SALE PROCEDURES. The Initial Purchaser and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Original Securities:

                    (i) OFFERS AND SALES ONLY TO INSTITUTIONAL ACCREDITED
               INVESTORS AND QUALIFIED INSTITUTIONAL Buyers. Offers and sales of the Original Securities will be made only by the Initial Purchaser or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A) ("Qualified Institutional Buyers"), or (B) to a limited number of other institutional accredited investors (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) that the offeror or seller reasonably believes to be and, with respect to sales and deliveries, that are accredited investors ("Institutional Accredited Investors").

                    (ii) NO GENERAL SOLICITATION. The Original Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering of the Original Securities.

                    (iii) PURCHASES BY NON-BANK FIDUCIARIES. In the case of a
               non-bank Subsequent Purchaser of an Original Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each third party shall, in the judgment of the Initial Purchaser, be an Institutional Accredited Investor or a Qualified Institutional Buyer or a non-U.S. person outside the United States.

                    (iv) SUBSEQUENT PURCHASER NOTIFICATION. The Initial
               Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Original Securities from the Initial Purchaser or such affiliate, as the case may be, in the United States that the Original Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company or (2) in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) an exemption from registration under the 1933 Act (including the exemptions afforded by Rule 144 or Regulation S), if available.

                    (v) MINIMUM AMOUNT. No sale of the Original Securities to
               any one Subsequent Purchaser who is an Institutional Accredited Investor will be in denominations of less than U.S. $100,000 principal amount.

                    (vi) RESTRICTIONS ON TRANSFER. The transfer restrictions and the other provisions of the Indenture, including the legend required thereby, shall apply to the Original Securities except as otherwise agreed by the Company and the Initial Purchaser. Following the sale of the Original Securities by the Initial Purchaser to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Original Security.

                    (vii) DELIVERY OF OFFERING MEMORANDUM. The Initial Purchaser
               will deliver to each purchaser of the Original Securities, in connection with its original distribution of the Original Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

                  (b) COVENANTS OF THE COMPANY. The Company covenants with the Initial Purchaser as follows:

                    (i) DUE DILIGENCE. In connection with the original
               distribution of the Original Securities, the Company agrees that, prior to any offer or sale of the Original Securities by the Initial Purchaser, the Initial Purchaser and counsel for the Initial Purchaser shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries. The Company also agrees to provide answers to each prospective Subsequent Purchaser of Original Securities who so requests concerning the Company and its subsidiaries (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandum.

                    (ii) INTEGRATION. The Company agrees that it will not and
               will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Original Securities by the Company to the Initial Purchaser, (ii) the resale of the Original Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Original Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

                    (iii) RULE 144A INFORMATION. The Company agrees that, in
               order to render the Original Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Original Securities remain outstanding, the Company will make available, upon request, to any holder of Original Securities or prospective purchasers of Original Securities the information specified in Rule 144A(d)(4), unless such information is furnished to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

                    (iv) RESTRICTION ON REPURCHASES. Until the expiration of two years (or such shorter period as may hereafter be referred to in Rule 144(k) (or similar successor rule)) after the original issuance of the Original Securities, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Original Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise unless, immediately upon any such purchase, the Company or any Affiliate shall submit such Securities to the Trustee for cancellation.

          (c) RESALE PURSUANT TO RULE 144A. The Initial Purchaser understands that the Original Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the 1933 Act. The Initial Purchaser represents and agrees, that, except as permitted below it has offered and sold Original Securities and will offer and sell Original Securities only in accordance with Rule 144A under the 1933 Act or to Institutional Accredited Investors.

          The Initial Purchaser represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Original Securities, except with its affiliates or with the prior written consent of the Company.

          SECTION 7. INDEMNIFICATION AND CONTRIBUTION.

          (a) INDEMNIFICATION OF INITIAL PURCHASER. The Company agrees to indemnify and hold harmless the Initial Purchaser, each agent, employee, officer and director of the Initial Purchaser and each person, if any, who controls any of the foregoing persons within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, and each agent, employee, officer and director of any such controlling person (each of the foregoing, an "Initial Purchaser Indemnified Person") from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of the Initial Purchaser expressly for use therein. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

          (b) ACTION AGAINST INITIAL PURCHASER; NOTIFICATION. If any action, suit or proceeding shall be brought against an Initial Purchaser Indemnified Person in respect of which indemnity may be sought against the Company, such Initial Purchaser Indemnified Person shall promptly notify the Company (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Initial Purchaser Indemnified Person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser Indemnified Person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses,
(ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Initial Purchaser Indemnified Person and the indemnifying parties and such Initial Purchaser Indemnified Person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Initial Purchaser Indemnified Person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for such Initial Purchaser Indemnified Persons, which firm shall be designated in writing by the Initial Purchaser, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any such Initial Purchaser Indemnified Person, to the extent provided in paragraph (a), from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS AND CERTAIN OTHER PERSONS. The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, a "Company Indemnified Person") to the same extent as the indemnity from the Company to the Initial Purchaser set forth in paragraph (a) hereof, but only with respect to the information furnished in writing to the Company by or on behalf of the Initial Purchaser expressly for use in the Offering Memorandum or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against a Company Indemnified Person based on the Offering Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Initial Purchaser pursuant to this paragraph (c), such Initial Purchaser shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Initial Purchaser's expense), and each Company Indemnified Person shall have the rights and duties given to the Initial Purchaser by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Initial Purchaser may otherwise have.

          (d) CONTRIBUTION. If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Original Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Original Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchaser, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Initial Purchaser on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) CONTRIBUTION OF EXPENSES. The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such in-demnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price of the Original Securities purchased by it exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) PAYMENT; SURVIVAL. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of an Initial Purchaser Indemnified Person or a Company Indemnified Person, (ii) acceptance of any Original Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to an Initial Purchaser Indemnified Person or to a Company Indemnified Person shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

          (g) SETTLEMENT WITHOUT CONSENT. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          SECTION 8. TERMINATION OF AGREEMENT.

          (a) TERMINATION; GENERAL. The Initial Purchaser may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations or, in the reasonable judgement of the Initial Purchaser, prospects, of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchaser, impracticable to market the Original Securities or to enforce contracts for the sale of the Original Securities, (iii) if trading in any securities of the Company has been suspended or limited by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the NASDAQ National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by such exchange or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York or Delaware authorities.

          (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Section 7 shall survive such termination and remain in full force and effect.

          SECTION 9. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto.

          SECTION 10. INFORMATION FURNISHED BY THE INITIAL PURCHASER. The statements set forth in the last paragraph on the cover page, in the stabilization legend on page three and in the second, fifth, sixth and eleventh paragraphs under the caption "Plan of Distribution" in the Offering Memorandum, constitute the only information furnished by the Initial Purchaser as such information is referred to in Section 1(b) and Section 7 hereof.

          SECTION 11. WAIVER OF STANDSTILL. The Initial Purchaser hereby agrees to waive the provisions of Section 3(i) of the Purchase Agreement, dated as of July 24, 1997, between the Company and the Initial Purchaser; PROVIDED, HOWEVER, that such waiver shall apply only to the transactions contemplated by this Agreement and the Registration Rights Agreement.

          SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be directed to Smith Barney, Inc., 1345 Avenue of the Americas, New York, New York 10105, Attention: Manager, Investment Banking Division, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, attention of Mark C. Smith, Esq.; notices to the Company shall be directed to Interpool, Inc., 211 College Road East, Princeton, New Jersey 08540, attention of Chief Executive Officer, with a copy to the Company's General Counsel at the same address and to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, attention of Jeffrey S. Lowenthal, Esq.

          SECTION 13. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchaser and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 15. EFFECT OF HEADINGS. The Section and Paragraph headings herein are for convenience only and shall not affect the construction hereof.

          SECTION 16. COUNTERPARTS. This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchaser.

                                             Very truly yours,

                                             Interpool, Inc.

                                             By:  /S/ Richard W. Gross
                                                  --------------------
                                                  Name:  Richard W. Gross
                                                  Title: Senior Vice President

Confirmed as of the date first above mentioned.

SMITH BARNEY INC.

By:  /S/ Stewart Whitman
     --------------------
     Name:   Stewart Whitman
     Title:  Director

                                   SCHEDULE A

                            SIGNIFICANT SUBSIDIARIES

Interpool Limited
Trac Lease, Inc.

                                    EXHIBIT A

      [Formof Opinion of Stroock & Stroock & Lavan - covering federal, New
                       York and Delaware corporation law]


          1. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

          2. The Original Securities and the Exchange Securities have been duly authorized for issuance by the Company, and the Original Securities, when executed, authenticated and delivered in the manner provided for in the Indenture and paid for in accordance with this Agreement, and the Exchange Securities, when executed, authenticated and delivered in the manner provided for in the Indenture and issued in the Exchange Offer as contemplated by the Registration Rights Agreement, will represent valid and binding obligations of the Company and will entitle the holders thereof to the benefits of the Indenture, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

          3. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

          4. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolven- cy, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law), and except to the extent that rights to indemnity and contribution contained therein may be limited by state and federal securities laws or the public policy underlying such laws.

          5. The Operative Documents and the Securities conform in all material respects to the descriptions thereof contained in the Offering Memorandum;

          6. The statements in the Offering Memorandum under the captions "Description of Notes" and "Exchange Offer; Registration Rights," to the extent that such statements constitute matters of law or legal conclusions, have been reviewed by us and are accurate in all material respects and fairly present the information disclosed therein;

          7. Except as previously made or obtained, as the case may be, no Governmental Approval is necessary or required in connection with the execution or delivery by the Company of the Operative Documents or the Original Securities, as applicable, or the performance by the Company of the transactions contemplated thereby. The term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with any Governmental Authority pursuant to Applicable Laws (as defined below). The term "Governmental Authority" means any New York, Delaware or federal legislative, judicial, administrative or regulatory body under Applicable Laws.

          8. The execution and delivery of each of the Operative Documents by the Company, the issuance and delivery of the Original Securities, and the consummation by the Company of the transactions contemplated by the Operative Documents and the Securities and compliance by the Company with the terms of each of the Operative Documents and the Securities, as applicable, and the application of the net proceeds of the purchase by the Initial Purchaser of the Original Securities in the manner set forth under the caption "Use of Proceeds" in the Offering Memorandum, do not, and will not, whether with or without the giving of notice or lapse of time, (i) result in any violation of the Certificate of Incorporation or By-laws of the Company (ii) conflict with or constitute a breach of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company (a) under any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument which has been identified to us in an officer's certificate of the Company as containing provisions which, in the event of any such conflict, breach, default or imposition of lien, charge or encumbrance, could result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (the "Applicable Contracts") or (b) any Applicable Law. The term "Applicable Laws" means only those laws, rules and regulations of the State of New York and of the United States of America and the Delaware General Corporation Law which, in our experience, are ordinarily applicable to transactions of the type contemplated by the Purchase Agreement.

          9. Except as described in the Offering Memorandum, such counsel does not know of any person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Securities or the right, as a result of the consummation of the transactions contemplated by this Agreement, to require registration under the 1933 Act of any shares of Common Stock or other securities of the Company;

          10. Assuming (A) the accuracy of the representations and warranties of the Company set forth in Section 1(a), 1(z), 1(aa), and 1(ab) of this Agreement,
(B) the due performance by the Company of the covenants and agreements set forth in Section 6(b) of this Agreement and the due performance by the Company and you of the covenants and agreements set forth in Section 6(a) of this Agreement, (C) compliance by you with the offering and transfer procedures and restrictions described in the Offering Memorandum, (D) the accuracy of the representations and warranties made by purchasers to whom you initially resell the Original Securities pursuant to Rule 144A, and (E) that purchasers to whom you initially resell Original Securities receive a copy of the Offering Memorandum or other notice that such resales are made pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") prior to such sale, it is not necessary in connection with the offer, sale and delivery of the Original Securities by the Company and you to register the Original Securities under the Securities Act, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended;

          11. The Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Original Securities by the Initial Purchaser;

          12. The Company is not required to obtain shareholder consent for the issuance or offering of the Securities;

          13. The Company is not, and following consummation of the transactions contemplated by the Operative Documents will not be, required to be registered under the Investment Company Act of 1940, as amended.

          In the course of our representation of the Company, we have generally reviewed and discussed the contents of the Offering Memorandum with certain officers and employees of the Company and with the Company's internal counsel and accountants, and, while we have not independently verified, and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of any of the statements contained in the Offering Memorandum (including any Incorporated Documents), other than those legal matters referred to in clauses (5) and (6) above, nothing has come to our attention that would lead us to believe that the Offering Memorandum (including any Incorporated Documents and other than the financial statements and other financial data included, or incorporated by reference, therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    EXHIBIT B

                        [Form of Opinion of Arthur Burns]


          1. Each of the Company and Trac Lease has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

          2. Each of the Company and Trac Lease has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company, to enter into and perform its obligations under the Operative Documents, including without limitation, the issuance of the Securities.

          3. Each of the Company, Trac Lease and Interpool Limited (together with Trac Lease, the "Significant Subsidiaries") is duly qualified and in good standing, or the local equivalent thereof, as a foreign corporation in every jurisdiction in which the conduct of its business and its ownership or leasing of real property makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a material adverse effect upon the Company and its subsidiaries, taken as a whole.

          4. At the date indicated (i) the Company had a duly authorized capitalization as set forth in the Offering Memorandum, (ii) all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, (iii) the stockholders of the Company have no preemptive rights and (iv) the Company owns all of the outstanding shares of capital stock of each of the Significant Subsidiaries free and clear of any perfected security interest or, to my knowledge, any other liens, security interests, pledges, claims or encumbrances.

          5. I do not know of any litigation, arbitration or governmental or other proceeding pending or threatened against the Company or the Significant Subsidiaries which is of a character that would be required to be described in the Offering Memorandum (or a document incorporated by reference therein) if the Offering Memorandum were a registration statement on Form S-3 under the 1933 Act which has not been described therein.

          6. Each authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the 1939 Act, the Investment Company Act of 1940 and the securities or blue sky laws of the various states), which is required for (A) the valid authorization, issuance, sale and delivery of the Original Securities, or the Exchange Securities or (B) the execution, delivery or performance of each of the Operative Documents by the Company, has been received and remains in full force and effect.

          7. I do not know of (i) any statutes or regulations, or any pending or threatened legal or governmental proceedings of a character required to be described in the Company's Annual Report on Form 10-K or Quarterly Reports on Form 10-Q under the 1933 Act and the 1934 Act, or (ii) of any contracts or documents of a character required to be filed as exhibits to the Company's Annual Report on Form 10-K or Quarterly Reports on Form 10-Q under Item 601 of Regulation SK of the 1933 Act that are not described or referred to in the Offering Memorandum (by reference or otherwise).

          8. The descriptions in the Offering Memorandum (by reference or otherwise) of the statutes, regulations, legal or governmental proceedings and contracts therein described are accurate in all material respects and fairly discuss the information required to be shown.

          9. To my knowledge, no default exists in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum (by reference or otherwise) which could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          10. The execution and delivery of each of the Operative Documents by the Company, the issuance and delivery of the Original Securities, and the consummation by the Company of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum and compliance by the Company with the terms of each of the Operative Documents and the Original Securities, as applicable, and the application of the net proceeds of the purchase by the Initial Purchaser of the Original Securities in the manner set forth under the caption "Use of Proceeds" in the Offering Memorandum, do not and will not, whether with or without the giving of notice or lapse of time, conflict with or constitute a breach of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company (a) under any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, in each case known to me, which, in the event of any such conflict, breach, default or imposition of lien, charge or encumbrance, could result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (the "Applicable Contracts") or (b) any Applicable Law. The term "Applicable Laws" means only those laws, rules and regulations of the State of New York and of the United States of America and the Delaware General Corporation Law which, in my experience, are ordinarily applicable to transactions of the type contemplated by the Purchase Agreement.

          11. Neither the Company nor any of the Significant Subsidiaries is in violation in any material respect of its respective certificate or articles of incorporation or bylaws, or other organizational documents.

          12. I, or attorneys in my office working under my direction, have participated in the preparation of the Offering Memorandum and am familiar with or have participated in the preparation of the documents incorporated by reference therein, and other than those legal matters referred to in clause (8) above, nothing has come to my attention that would lead me to believe that the Offering Memorandum (other than the financial statements and other financial data included, or incorporated by reference, therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    EXHIBIT C

                      [Form of Opinion of David King & Co.]


          1. Interpool Limited is a corporation duly incorporated, validly existing and in good standing under the laws of Barbados;

          2. Interpool Limited has full corporate power and authority under the laws of Barbados to own, lease and operate its properties and to conduct its business, and all of the outstanding shares of capital stock of Interpool Limited have been duly authorized and validly issued and are fully paid and nonassessable and, to the best knowledge of such counsel, all of the outstanding shares of capital stock of Interpool Limited are owned by the Company directly free and clear of any perfected security interests, or to the best knowledge of such counsel, any other liens, security interests, pledges, claims or other encumbrance;

          3. Interpool Limited is not in violation of its certificate of continuance or by-laws or other organizational documents or, to the best knowledge of such counsel, in violation of any law, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body of Barbados having jurisdiction over it; and

          4. Interpool Limited is an "international business company" under the International Business Company Act, 1991 of Barbados.